Exhibit (a)(3)

                               ING PARTNERS, INC.

                              ARTICLES OF AMENDMENT

            ING PARTNERS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the following series as follows:

Old Name                                        New Name
--------                                        --------
ING MFS Capital Opportunities Portfolio -       ING Thornburg Value Portfolio -
Institutional  Class........................... Institutional Class

ING MFS Capital Opportunities Portfolio -       ING Thornburg Value Portfolio -
Adviser Class.................................. Adviser Class

ING MFS Capital Opportunities Portfolio -       ING Thornburg Value Portfolio -
Service Class.................................. Service Class

            SECOND: The foregoing amendment to the Charter was duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on March 16, 2006.

            THIRD: The foregoing amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

            FOURTH: The foregoing amendment shall be effective on August 7, 2006.

      The undersigned Executive Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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                                                                  Exhibit (a)(3)

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President and witnessed by its Secretary on this 21st day of July, 2006.

WITNESS:.                                         ING PARTNERS, INC.


/s/ Huey P. Falgout                               /s/ Robert S. Naka
--------------------------------                  ------------------------------
Huey P. Falgout                                   Robert S. Naka
Secretary                                         Executive Vice President